                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: SR140                     Dated:  JUNE 20, 1997

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).


                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EFX8

Principal Amount:                                 25,000,000.00

Settlement Date:                                  06/24/97

Base Rate:                                        FED FUNDS (Telerate pg 120)

Index Maturity:                                   DAILY

Initial Interest Rate:                            5.63% (5.45% EFFECTIVE FED
                                                       FUNDS RATE 06/23/97)

Spread or Spread Multiplier, if applicable:       PLUS 18 BPS

Interest Rate Reset Dates:                        DAILY(USING PRIOR DAYS
                                                       EFFECTIVE FED FUNDS RATE)

Interest Payment Dates:                           QUARTERLY ON 3rd WED OF SEPT,
                                                  DEC, MAR, JUN

First Coupon:                                     09/17/97

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             06/16/99

Maximum Interest Rate, if any:

Minimum Interest Rate, is any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any:

*Not available yet